Exhibit 4.20

Power of Attorney

Date: September 16, 2022

Shareholder Qin Miao (the “Shareholder”) is registered to hold 45% Equity Interest of Xi’an Jingdong Xincheng Information Technology Co., Ltd. (the “Company”). The Shareholder hereby irrevocably exclusively authorizes Xi’an Jingxundi Supply Chain Technology Co., Ltd. (the “Attorney”) and its designated representative attorney to exercise the proxy rights mentioned and defined in the Shareholder Voting Rights Entrustment Agreement (this “Agreement”) concluded among the Shareholder, the Company and the Attorney on September 16, 2022.

This Power of Attorney shall take effects on the same day as this Agreement and it is irrevocable.

Shareholder seal: Qin Miao

Signature:	/s/ Qin Miao

Power of Attorney

Date: September 16, 2022

Shareholder Yayun Li (the “Shareholder”) is registered to hold 30% Equity Interest of Xi’an Jingdong Xincheng Information Technology Co., Ltd. (the “Company”). The Shareholder hereby irrevocably exclusively authorizes Xi’an Jingxundi Supply Chain Technology Co., Ltd. (the “Attorney”) and its designated representative attorney to exercise the proxy rights mentioned and defined in the Shareholder Voting Rights Entrustment Agreement (this “Agreement”) concluded among the Shareholder, the Company and the Attorney on September 16, 2022.

This Power of Attorney shall take effects on the same day as this Agreement and it is irrevocable.

Shareholder seal: Yayun Li

Signature:	/s/ Yayun Li

Power of Attorney

Date: September 16, 2022

Shareholder Pang Zhang (the “Shareholder”) is registered to hold 25% Equity Interest of Xi’an Jingdong Xincheng Information Technology Co., Ltd. (the “Company”). The Shareholder hereby irrevocably exclusively authorizes Xi’an Jingxundi Supply Chain Technology Co., Ltd. (the “Attorney”) and its designated representative attorney to exercise the proxy rights mentioned and defined in the Shareholder Voting Rights Entrustment Agreement (this “Agreement”) concluded among the Shareholder, the Company and the Attorney on September 16, 2022.

This Power of Attorney shall take effects on the same day as this Agreement and it is irrevocable.

Shareholder seal: Pang Zhang

Signature:	/s/ Pang Zhang

Schedule A

The following schedule sets forth information about the power of attorney substantially in form as this exhibit that the Registrant entered into with certain other Chinese variable interest entities. Other than the information set forth below, there is no material difference between such other agreements and this exhibit.

VIE	Executing Parties	Execution Date
Suqian Jingdong Tianning Jiankang Technology Co., Ltd.	Qin Miao Tingting Sui Pang Zhang	March 26, 2026 March 26, 2026 March 26, 2026

Guangdong Jingxi Logistics Technology Co., Ltd.	Jian Cui Dingkai Yu	January 25, 2021 January 25, 2021